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                                                                    Exhibit 99.1

{MERCURY LOGO]                   -NEWS RELEASE-

For Immediate Release                                    Contact: Larry Barrios
June 27, 2002                                            (213) 486-6560
                                                         lbarrios@mww.com

                MERCURY CLOSES SALE OF BEDFORD, MASSACHUSETTS FBO

Los Angeles, California - June 27, 2002 - Mercury Air Group, Inc. (AMEX/PCX:
MAX) announced today that it has closed on the sale of the assets of its Bedford, Massachusetts FBO ("Fixed Base Operation"), which sold for a price of $15.5 million in cash plus payment of certain inventory items to Signature Flight Support Corporation.

Currently, Mercury Air Centers, Inc., a subsidiary of Mercury Air Group, Inc., operates 18 other fixed base operations (FBOs) nationwide, under the name Mercury Air Centers, located in: Alabama (Birmingham); California (Bakersfield, Burbank, Fresno, Los Angeles, Ontario, Santa Barbara); Georgia (Atlanta, Hartsfield and DeKalb Peachtree); Indiana (Fort Wayne); Mississippi (Jackson); Nevada (Reno/Tahoe); Oklahoma (Tulsa); South Carolina (Charleston and John's Island); Tennessee (Nashville); and Texas (Dallas/Addison and Corpus Christi).

About Mercury Air Group

Named one of Forbes magazine's "200 Best Small Companies in America", Los Angeles-based Mercury Air Group (AMEX: MAX) provides aviation petroleum products, air cargo services and transportation, and support services for business aviation, international and domestic commercial airlines, general and government aircraft and contract services for the United States government. Mercury Air Group operates four business segments worldwide: Mercury Air Centers, Mercury Fuel, Maytag Aircraft Corporation and Mercury Air Cargo, Inc.

Statements contained in this news release, which are not historical facts, are forward-looking statements as that item is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from estimated results. Such risk and uncertainties are detailed in the Company's filing with the Securities and Exchange Commission.